UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

CASI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

(Address of principal executive offices)

20850

 (Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	CASI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

CASI Pharmaceuticals, Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”) on June 16, 2020. At the Annual Meeting, the Company’s stockholders considered and approved three proposals, each of which is described in more detail in the Proxy Statement. The following is a brief description of each matter voted upon at the Annual Meeting, and the final voting results for each matter, including the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

Election of Directors.  Each of Franklin Salisbury, Jr. and Y. Alexander Wu, Ph.D. were elected to serve as a member of the Board of Directors for a term expiring at the annual meeting of stockholders as indicated in the Proxy Statement and until his successor is duly elected and qualified, as follows:

Director	FOR	WITHHELD	BROKER NON-VOTES
Franklin Salisbury, Jr.	63,054,540	3,383,623	14,060,395
Y. Alexander Wu, Ph.D.	62,026,730	4,411,433	14,060,395

Ratification of Independent Registered Public Accountants.  The stockholders voted to ratify the appointment of KPMG Huazhen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, as follows:

FOR	80,229,268
AGAINST	88,900
ABSTAIN	180,390
BROKER NON-VOTES	0

Approval of an advisory resolution on executive compensation.  The stockholders voted to approve the advisory resolution on executive compensation, as follows:

FOR	59,698,338
AGAINST	6,708,752
ABSTAIN	31,073
BROKER NON-VOTES	14,060,395

Item 7.01. Regulation FD Disclosure.

As previously reported, the Company has an exclusive worldwide license and commercialization rights to an autologous anti-CD 19 T-cell therapy product (“CNCT19”) from Juventas Cell Therapy Ltd. (“Juventas”).  The Company’s CEO and Chairman is a director and one of the founding shareholders of Juventas.  On June 8, 2020, CASI Biopharmaceuticals (WUXI) Co., Ltd., an indirect wholly owned subsidiary of the Company (“CASI Biopharmaceuticals”), entered into a loan agreement with Juventas.  Pursuant to the terms of the loan agreement, CASI Biopharmaceuticals will lend Juventas up to RMB 30 million (approximately USD $4.2 million) to support the continued development of CNCT19.  The loan has a term of 365 days and bears interest at the rate of 20% per annum. A committee of independent directors of the Company evaluated the terms of the loan agreement and recommended that the board of directors approve the transaction. The Company’s CEO did not participate in the committee’s deliberations or the board of directors’ approval of the transaction.

The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.

/s/ Cynthia W. Hu

Cynthia W. Hu
Chief Operating Officer, General Counsel & Secretary

Date: June 17, 2020